                                                                 Exhibit 10(iii)

                               CONSENT OF COUNSEL

I consent to the reference to me under the caption "Legal Matters" in the Statement of Additional Information incorporated by reference in this Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4 for First MetLife Investors Variable Annuity Account One, issued through First MetLife Investors Insurance Company (File No. 333-125617).

/s/ Richard C. Pearson
Richard C. Pearson, General Counsel
First MetLife Investors Insurance Company
Newport Beach, California
September 15, 2005